                                                                EXHIBIT 10.1(a)


             FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment"), dated as of the 29th day of November, 1996 (the "Amendment Date"), by and among CHARTER COMMUNICATIONS, L.P., a Delaware limited partnership (the "Borrower"), TORONTO DOMINION (TEXAS), INC., PNC BANK, NATIONAL ASSOCIATION, CREDIT LYONNAIS NEW YORK BRANCH, UNION BANK OF CALIFORNIA, N.A. (FORMERLY, UNION BANK), BANQUE PARIBAS, FLEET BANK, N.A., ABN AMRO BANK N.V. AND THE LONG-TERM CREDIT BANK OF JAPAN, LTD. (together with any financial institution which subsequently becomes a `Bank' under the Loan Agreement, as such term is defined therein, the "Banks"), TORONTO DOMINION (TEXAS), INC., PNC BANK, NATIONAL ASSOCIATION and CREDIT LYONNAIS NEW YORK BRANCH, as co-agents (in such capacity, the "Co-Agents"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent (in such capacity, the "Documentation Agent"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent for the Co-Agents and the Banks (the "Administrative Agent," and together with the Documentation Agent and the Co-Agents, the "Agents"),

                              W I T N E S S E T H:

     WHEREAS, the Agents, the Borrower, and the Banks are parties to that certain Amended and Restated Loan Agreement dated as of March 28, 1996, (as heretofore and hereafter amended, modified and supplemented from time to time, the "Loan Agreement"); and

     WHEREAS, the Borrower has requested that the Banks amend the Loan Agreement to, among other things, (a) extend the Maturity Date, (b) increase the Revolving Loan Commitment, (c) adjust the amortization schedule, (d) modify certain financial covenants, (e) modify the Restricted Payments schedule, and
(f) allow the Borrower to acquire certain cable television systems from Masada Cable Partners, L.P. and Cencom Partners, L.P. (an affiliate of the Borrower); and

     WHEREAS, the Agents and the Banks are willing to consent to such amendments and such other matters as set forth herein on the terms and conditions contained herein in return, in part, for the payment of the Amendment Fee (as defined herein);

     NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Amendments to Article 1.

     (a) Article 1 of the Loan Agreement, Definitions, is hereby amended by deleting the existing definitions of "Acquisition Loan Commitment," "Acquisition Loans," "Acquisition Loan Notes," and "Acquisition Loan Termination Date" in their entireties.


     (b) Article 1 of the Loan Agreement, Definitions, is hereby further amended by deleting the existing definitions of "Commitment," "Commitment Ratios," "Loans," "Maturity Date," "Notes," "Request for Advance," "Revolving Loan Commitment," "Revolving Loan Notes," and "scheduled payments of principal," in their entireties and by substituting in lieu thereof the following:

           "'Commitment' shall mean the Revolving Loan Commitment."

           "`Commitment Ratios' shall mean the percentages in which certain of the Banks are severally bound to make Advances to the Borrower under the Revolving Loan Commitment, as set forth below (together with dollar amounts) as of the date of the First Amendment to this Agreement:


                                                    Portion of
                                                    Revolving     Revolving Loan
                                                       Loan         Commitment
                     Banks                          Commitment        Ratio
------------------------------------------------  --------------  --------------
The Toronto-Dominion Bank                         $15,625,000.00  20.833333333%

                                                    Portion of
                                                    Revolving     Revolving Loan
                                                       Loan         Commitment
                     Banks                          Commitment        Ratio
------------------------------------------------  --------------  --------------
Credit Lyonnais New York Branch                   $15,625,000.00  20.833333333%
PNC Bank, National Association                    $11,931,818.00  15.909090667%
ABN AMRO Bank N.V.                                $ 7,500,000.00  10.000000000%
Banque Paribas                                    $ 7,159,091.00   9.545454667%
Union Bank of California, N.A. (formerly, Union
Bank)                                             $ 7,159,091.00   9.545454667%
Fleet Bank, N.A.                                  $ 5,000,000.00   6.666666667%
The Long-Term Credit Bank of Japan, Ltd.          $ 5,000,000.00   6.666666667%
                                                  ==============  ==============
Total                                             $75,000,000.00     100.00%"

           "`Loans' shall mean, collectively, the Term Loans and the Revolving Loans."

           "`Maturity Date' shall mean September 30, 2005, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise)."

           "`Notes' shall mean, collectively, the Term Loan Notes and the Revolving Loan Notes."

           "`Request for Advance' shall mean any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit D attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance and, with respect to Fixed Rate Advances, the Interest Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, and (c) specify the use of the proceeds of the Loans being requested."

           "'Revolving Loan Commitment' shall mean the several obligations of certain of the Banks to advance the aggregate sum of up to $75,000,000 (as the same may be reduced from time to time in accordance with the terms hereof) to the Borrower in accordance with their respective Commitment Ratios and on the terms and conditions herein."

           "'Revolving Loan Notes' shall mean those certain promissory notes in the aggregate principal amount of $75,000,000, one such note issued to each of the Banks by the Borrower, each one substantially in the form of Exhibit E to this Agreement, and any extensions, renewals, amendments or substitutions to any of the foregoing."

           "'scheduled payments of principal' shall mean, for any period, (a) with respect to the Term Loans, the amounts required to be repaid hereunder during such period, and (b) with respect to the Revolving Loans, (i) for purposes of determining Fixed Charges, the excess, if any, of (A) the highest amount of the Revolving Loans outstanding at any time during such period over (B) the amount of the Revolving Loan Commitment on the last day of such period, and (ii) for purposes of determining Pro Forma Debt Service, the difference (to the extent positive) between (A) the Revolving Loans outstanding on the calculation date and (B) the Revolving Loan Commitment on the last day of the period being tested."

     (c) Article 1 of the Loan Agreement, Definitions, is hereby further amended by adding the following definition in alphabetical order:

           "'Documentation Agent' shall mean Credit Lyonnais New York Branch, acting as documentation agent for the Agent, the Administrative Agent, the Banks and the Co-Agents."

     2. Amendments to Article 2. Article 2 of the Loan Agreement, Loans, is hereby amended as follows:

     (a) Section 2.1 of the Loan Agreement, The Loans, is hereby amended by deleting Section 2.1 (c) in its entirety.

     (b) Section 2.3 of the Loan Agreement, Interest, is hereby amended by deleting the table set forth in Section 2.3(f) thereof in its entirety and by substituting in lieu thereof the following:


                            the Applicable              the Applicable              the Applicable
       If the               Margin for Base            Margin for CD Rate          Margin for LIBOR
      Leverage              Rate Advances                   Advances                   Advances
     Ratio is:        then     shall be           and       shall be         and       SHALL BE
--------------------  ----  --------------------  ---  --------------------  ---   ----------------
Greater than 5.00:1                1.000%                     2.125%                     2.000%

Greater than
4.50:1, but less
than or equal to
5.00:1                             0.875%                     2.000%                     1.875%

Greater than
4.00:1, but less
than or equal to
4.50:1                             0.750%                     1.875%                     1.750%

Greater than
3.50:1, but less
than or equal to
4.00:1                             0.625%                     1.750%                     1.625%

Greater than
3.00:1, but less
than or equal to
3.50:1                             0.500%                     1.625%                     1.500%

Greater than
2.50:1, but less
than or equal to
3.00:1                             0.375%                     1.500%                     1.375%

Less than or equal
to 2.50:1                          0.250%                     1.375%                    1.250%"

     (c) Section 2.4 of the Loan Agreement, Commitment Fees, is hereby amended by deleting Section 2.4(b) in its entirety.

     (d) Section 2.5 of the Loan Agreement, Commitment Reduction, is hereby amended by deleting such Section in its entirety and by substituting in lieu thereof the following:

      "Section 2.5  Commitment Reduction.

           (a) Optional. The Borrower may without penalty at any time terminate or permanently reduce the Commitment by giving the Administrative Agent and the Banks at least ten (10) Business Days' notice thereof; provided, however, that any reduction shall reduce the Commitment in a principal amount of at least $1,000,000 and an integral multiple of $1,000,000. The Borrower shall make a repayment of the Revolving Loans outstanding under the Commitment plus accrued interest on such outstanding Loans, together with any costs incurred on account of such repayment under
      Section 2.10 hereof, on or before the effective date of the reduction of the Commitment, such that the principal amount of the Revolving Loans outstanding after such repayment does not exceed the Commitment as so reduced. Reductions to the Commitment hereunder shall be applied to the reductions in Section 2.5(b)(ii) hereof in inverse order.

           (b)  Mandatory.

           (i) Asset Sale Reductions. After payment in full of the Term Loan, the Commitment shall be permanently reduced by the amount of the aggregate Net Proceeds of sales, leases, transfers, or other dispositions of the Borrower's assets permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's business) to the extent that the Net Proceeds with respect thereto are in excess of $4,500,000 in the aggregate for the period from the Agreement date to the Maturity Date. Reductions to the Commitment hereunder shall be applied pro rata to the remaining reductions set forth in Section 2.5(b)(ii) hereof.

           (ii) Scheduled Reductions. Commencing March 31, 1999, and at the end of each calendar quarter thereafter, the Commitment shall be automatically and permanently reduced as set forth below (which reductions are in addition to those set forth elsewhere in this Agreement):

                                                     Percentage Reduction
                                                     to Commitment as of
                      Quarters Ended                    March 30, 1999
       --------------------------------------------  --------------------

       March 31, 1999, June 30, 1999, September 30,
           1999 and December 31, 1999                        2.200%

       March 31, 2000, June 30, 2000,
           September 30, 2000 and December 31, 2000          2.900%

       March 31, 2001, June 30, 2001,
           September 30, 2001 and December 31, 2001          2.900%

       March 31, 2002, June 30, 2002,
           September 31, 2002 and December 31, 2002          3.600%

       March 31, 2003, June 30, 2003,
           September 30, 2003 and December 31, 2003          4.150%

       March 31, 2004, June 30, 2004
           September 30, 2004 and December 31, 2004          5.000%

       March 31, 2005, June 30, 2005,
           and September 30, 2005                            5.667%"


     (e) Section 2.6 of the Loan Agreement, Prepayment, is hereby amended by deleting clause (b) set forth therein in its entirety.

     (f) Section 2.7 of the Loan Agreement, Repayment, is hereby amended by deleting such Section in its entirety and by substituting in lieu thereof the following:

      "Section 2.7  Repayment.

           (a) Scheduled Term Loan Repayments. Commencing March 31, 1999, the principal balance of the Term Loans outstanding on the date hereof shall be amortized in consecutive quarterly installments on December 31, March 31, June 30, and September 30 of each year until paid in full, in such amounts as follows:

                                                          Percentage of
                                                          Principal Outstanding
                                                          on Agreement Date
                                                          (after giving effect
                                                          to the reduction
                                                          required under
                                                          Section 3.1(d)
                                                          hereof) Due on Last
                     Quarters Ended                       Day of Each Quarter
--------------------------------------------------------  ----------------------
March 31, 1999, June 30, 1999, September 30, 1999 and
December 31, 1999                                                 2.200%

March 31, 2000, June 30, 2000, September 30, 2000 and
December 31, 2000                                                 2.900%

March 31, 2001, June 30, 2001, September 30, 2001 and
December 31, 2001                                                 2.900%

March 31, 2002, June 30, 2002, September 31, 2002 and
December 31, 2002                                                 3.600%

March 31, 2003, June 30, 2003, September 30, 2003 and
December 31, 2003                                                 4.150%

March 31, 2004, June 30, 2004, September 30, 2004 and
December 31, 2004                                                 5.000%

March 31, 2005, June 30, 2005, and September 30, 2005             5.667%


           (b) Repayments Upon Reduction of Commitment and Sales of Assets.
      The Borrower shall also repay outstanding principal of the Revolving Loans from time to time as necessary to the extent that the Revolving Loans exceed the Commitment as it may be reduced from time to time in accordance with Section 2.5 hereof. In the event of any sale, lease, transfer or other disposition of assets permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's business) to the extent that the Net Proceeds with respect thereto are in excess of $4,500,000 in the aggregate for the period from the Agreement Date to the Maturity Date, the Borrower shall, on the date of such sale, lease, transfer or other disposition, make a repayment of the principal of the Loans then outstanding in an amount equal to the Net Proceeds of such sale, lease, transfer or other disposition to the extent that they exceed $4,500,000. Any such Net Proceeds which constitute a portion of the sales price which was previously held in escrow or paid in installments shall be paid to the extent required by the terms hereof to the Banks as a repayment of principal at such time as such Net Proceeds are received by the Borrower. All amounts paid by the Borrower pursuant to this subsection shall be applied to the Loans then outstanding on a pro rata basis (based upon the Revolving Loans and the Term Loans then outstanding), and shall be applied pro rata to the remaining payments of the Term Loans required under Section
      2.7(a) hereof and to the Revolving Loans to the remaining reductions in Section 2.5(b)(ii) hereof on a pro rata basis for the remaining reductions under Section 2.5(b)(ii) hereof.

           (c) Annual Excess Cash Flow Recapture. In addition to the foregoing, the Borrower agrees that commencing on April 30, 2000, and continuing on each April 30th thereafter, the Borrower shall make a repayment of the principal of the Loans then outstanding in an amount equal to fifty percent (50%) of the Borrower's Annual Excess Cash Flow for the Borrower's preceding fiscal year, together with accrued interest on the portion of the Loans so repaid. All amounts paid by the Borrower pursuant to this subsection shall be applied to the Loans then outstanding on a pro rata basis, and shall be applied pro rata to the remaining payments of the Term Loans required under Section 2.7(a) hereof and to the Revolving Loans to the remaining reductions in the Revolving Loans under Section 2.5(b)(ii) hereof on a pro rata basis for the remaining reductions under Section 2.5(b)(ii) hereof. Amounts applied to the Revolving Loans pursuant to this subsection shall also permanently reduce the Commitment by a corresponding amount (with such reduction to be applied on a pro rata basis to the remaining reductions in Section 2.5(b)(ii) hereof).

           (d) Additional Equity. In the event that after the Agreement Date (other than additional equity for the purpose of making the payments contemplated by Section 7.7(e) hereof) the Borrower receives a contribution of equity (whether such contribution is in the form of additional equity or inter-company Indebtedness) in excess of $4,500,000 (other than any such contribution made in connection with the Cencom Acquisition) in the aggregate subsequent to the Agreement Date resulting from the issuance of Indebtedness or equity by the Limited Partner, Charter Holdings or CharterComm, the Borrower shall make a repayment of the principal amount of the Loans then outstanding in the amount of such excess proceeds received by the Borrower. All amounts paid by the Borrower pursuant to this subsection shall be applied to the Loans then outstanding on a pro rata basis (based upon the Revolving Loans and the Term Loans then outstanding), and shall be applied pro rata to the remaining payments of the Term Loans required under Section 2.7(a) hereof and to the Revolving Loans to the remaining reductions in Section 2.5(b)(ii) hereof on a pro rata basis for the remaining reductions under
      Section 2.5(b)(ii) hereof. Amounts applied to the Revolving Loans pursuant to this subsection shall also permanently reduce the applicable Commitment by a corresponding amount (with such reduction to be applied on a pro rata basis to the remaining reductions in Section 2.5(b)(ii) hereof).

           (e) Reimbursement. In addition to any principal repayment required to be made under Section 2.7(a), (b), (c) or (d) hereof, the Borrower shall reimburse the Banks pursuant to Section 2.10 hereof for any loss or out-of-pocket expense incurred by the Banks in connection with such repayment.

           (f) Final Payment. A final payment of all principal amounts with respect to the Term Loans and the Revolving Loans and all other Obligations then outstanding shall be due and payable on the Maturity Date."

     (g) Section 2.8 of the Loan Agreement, Notes; Loan Accounts, is hereby amended by deleting the clause ", one Acquisition Loan Note" where it appears in Section 2.8(a).

     (h) Section 2.9 of the Loan Agreement, Manner of Payment, is hereby amended by deleting the phrase ", then pro rata to payment of principal then due on the Acquisition Loans" where it appears in Section 2.9(c).


     3. Amendments to Article 5. Article 5 of the Loan Agreement, General Covenants, is hereby amended as follows:

     (a) Section 5.9 of the Loan Agreement, Use of Proceeds, is hereby amended by deleting existing Section 5.9 in its entirety and by substituting in lieu thereof the following:

           "Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of the Revolving Loans to finance (a) Capital Expenditures, for working capital and for other partnership needs as permitted under this Agreement, and (b) in an aggregate amount not to exceed $42,750,000, the Acquisitions of certain Systems in (i) Tennessee and Alabama currently owned by Masada Cable Partners, L.P. (the "Masada Acquisition") and (ii) Sanford, North Carolina currently owned by Cencom Partners, L.P. (the "Cencom Acquisition")."

     (b) Section 5.12 of the Loan Agreement, Interest Rate Hedging, is hereby amended by inserting at the end of such Section the following new language:

      "Upon any increase in the Loans outstanding hereunder as a result of the increase in the Revolving Loan Commitment pursuant to the First Amendment to this Agreement, the Borrower shall have ninety (90) days from the date of such increase to enter into Interest Hedge Agreements sufficient to satisfy this Section 5.12 with respect to such increased amounts."


     4. Amendments to Article 7. Article 7 of the Loan Agreement, Negative Covenants, is hereby amended as follows:

     (a) Section 7.1 of the Loan Agreement, Indebtedness of the Borrower, is hereby amended by deleting subsection (c) thereof in its entirety and by substituting in lieu thereof the following:

           "(c) Capitalized Lease Obligations in an amount not in excess of $2,000,000;"

     (b) Section 7.4 of the Loan Agreement, Liquidation, Change in Ownership, Disposition or Acquisition of Assets, is hereby amended by deleting subsection
(b) thereof in its entirety and by substituting in lieu thereof the following:

           "(b) The Borrower shall not at any time acquire any assets, property or business of any other Person, or acquire stock, partnership or other ownership interests in any other Person, other than (i) in the ordinary course of business of the Borrower, (ii) as permitted by the limitations on Capital Expenditures set forth in Section 7.15 hereof, (iii) Acquisitions of cable television systems with the proceeds of the Revolving Loans for an aggregate purchase price not to exceed $7,500,000,
      (iv) subject to delivery by the Borrower to the Administrative Agent of all documents reasonably requested by the Majority Banks in connection with such Acquisition, including, without limitation, opinions of counsel, UCC-1 financing statements, reliance letters and lien search results, the Masada Acquisition and the Cencom Acquisition, and (v) subject to delivery of evidence satisfactory to the Majority Banks that the Borrower will be in compliance with the terms and conditions of this Agreement before and after giving effect to such Acquisition, Acquisitions after April 30 of any year (commencing April 30, 2000) with the portion of Annual Excess Cash Flow for the immediately preceding calendar year not required to be used as a payment of the Loans."

     (c) Section 7.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby amended by deleting existing subsections (c) and (d) thereof in their entirety and by substituting in lieu thereof the following:

           "(c) So long as no Default then exists, or would be caused thereby, the Borrower may make distributions,directly or indirectly, to the Limited Partner solely for the purpose of making payments with respect to
      (i) on or prior to June 30, 2001, the Southeast Notes, and (ii) thereafter, the Southeast Notes and the Charter Holdings Debentures, which payments shall not exceed the lesser of (1) the payments actually due on such Indebtedness and (2) the amounts set forth below:


                                                                  Maximum Total
                                                                  Distribution
                            Period                               for such period
---------------------------------------------------------------  ---------------
 January 1, 1996 through  December 31, 1996                          $ 3,000,000

                                                                  Maximum Total
                                                                  Distribution
                            Period                               for such period
---------------------------------------------------------------  ---------------
 January 1, 1997 through  December 31, 1997                         $ 5,000,000
 January 1, 1998 through  December 31, 1998                         $ 5,000,000
 January 1, 1999 through  December 31, 1999                         $ 5,000,000
 January 1, 2000 through  December 31, 2000                         $ 5,000,000
 January 1, 2001 through  December 31, 2001                         $ 6,000,000
 January 1, 2002 through  December 31, 2002                         $ 7,000,000
 January 1, 2003 through  December 31, 2003                         $ 9,000,000
 January 1, 2004 through  December 31, 2004                         $10,000,000
 January 1, 2005 through  September 30, 2005                        $12,000,000;

              (d) So long as no Default then exists or would be caused thereby, commencing April 30, 2000, and on each April 30 thereafter subsequent to making the payments required pursuant to
         Section 2.7(c) hereof, the Borrower may make additional distributions, directly or indirectly, to the Limited Partner in an amount equal to fifty percent (50%) of the Borrower's Annual Excess Cash Flow for the Borrower's immediately preceding fiscal year;"

        (d) Section 7.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby further amended by adding the following immediately before the period at the end of subsection (f) thereof:

         ";   and

              (g) Upon the completion of each of the Masada Acquisition and the Cencom Acquisition, the Borrower may pay a search and acquisition fee to Charter

         Communications, Inc. and Charterhouse Group in an amount not to exceed in the aggregate 1.25% of the purchase price for such acquisitions."


        (e) Section 7.8 of the Loan Agreement, Leverage Ratio, is hereby amended by deleting the existing table contained in existing Section 7.8 in its entirety and by substituting in lieu thereof the following:

                                                Leverage
                   "Period                       Ratio
----------------------------------------------  --------
From October 1, 1996 through December 31, 1997   5.25:1

From January 1, 1998 through June 30, 1998       5.00:1

From July 1, 1998 through December 31, 1998      4.75:1

From January 1, 1999 through June 30, 1999       4.50:1

From July 1, 1999 through December 31, 1999      4.25:1

From January 1, 2000 through December 31, 2000   4.00:1

From January 1, 2001 and thereafter              3.50:1"

     (f) Section 7.9 of the Loan Agreement, Annualized Operating Cash Flow to Fixed Charges Ratio, is hereby amended by deleting such Section in its entirety and by substituting in lieu thereof the following:

      "Section 7.9 Annualized Operating Cash Flow to Fixed Charges Ratio. As of the end of each calendar quarter commencing on January 1, 1999 and continuing until the Maturity Date, the Borrower shall not permit the ratio of its Annualized Operating Cash Flow for the calendar quarter end being tested to its Fixed Charges for the four (4) calendar quarters immediately preceding the calculation date to be less than 1.0 to 1.0."

     (g) Section 7.10 of the Loan Agreement, Annualized Operating Cash Flow to Pro Forma Debt Service, is hereby amended by deleting such Section in its entirety and by substituting in lieu thereof the following:

      "Section 7.10  Annualized Operating Cash Flow to Pro Forma Debt Service.
      (a) As of the end of any calendar quarter, and (b) at the time of any Advance (after giving effect to such Advance), the Borrower shall not permit the ratio of its Annualized Operating Cash Flow for the calendar quarter end being tested in the case of Section 7.10(a) above, or the most recent quarter end for which financial statements are required to be delivered to the Administrative Agent and the Co-Agents pursuant to Sections 6.1 and 6.2 hereof in the case of Section 7.10(b) above, to its Pro Forma Debt Service for the immediately succeeding four (4) calendar quarters to be less than (x) for all periods ending on or prior to December 31, 2000, 1.15 to 1.0, and (y) for all periods ending after December 31, 2000, 1.10 to 1.0."

     (h) Section 7.15 of the Loan Agreement, Capital Expenditures, is hereby amended by deleting such Section in its entirety and by substituting in lieu thereof the following:

      "Section 7.15 Capital Expenditures. The Borrower shall not permit the aggregate amount of its Capital Expenditures in any period set forth below to exceed as of the end of such period the sum of (a) the limit for such period, as set forth below, plus (b) any unexpended portion of the Capital Expenditures limit set forth below for the immediately preceding period.


                                                     Capital
                    Period                      Expenditures Limit
----------------------------------------------  ------------------
From January 1, 1996
through December 31, 1996                            $21,500,000

From January 1, 1997 through December 31, 1997       $20,000,000

From January 1, 1998 through December 31, 1998       $15,000,000"

     5. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agents and the Banks as follows:

     (a) The Borrower has the partnership power and authority (i) to enter into this Amendment and the Revolving Loan Notes and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

     (b) This Amendment and the Revolving Loan Notes have been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications:
(i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

     (c) The execution and delivery of this Amendment, the Revolving Loan Notes, and the performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor is in contravention of or in conflict with the partnership agreement or other similar agreement of the Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is a party or by which any of its assets or properties are or may become bound.

     6. Conditions Precedent. The effectiveness of this Amendment is subject to the prior fulfillment of each of the following conditions:

     (a) Counsel to the Administrative Agent shall have received on behalf of each Bank a duly executed Revolving Loan Note in substantially the form attached hereto as Exhibit A;

     (b) The Administrative Agent or the Banks, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Banks:

           (i) A certificate, signed by an Authorized Signatory of the Borrower, certifying on the date hereof that there exists no Default under the Loan Agreement, after giving effect to this Amendment, and demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10 and
      7.15 of the Loan Agreement, after giving effect to this Amendment;

           (ii) An opinion of general counsel to the Borrower, addressed to the Banks and the Administrative Agent and satisfactory to the Administrative Agent and its special counsel, dated as of the date hereof; and

           (iii) All such other documents as the Administrative Agent or any Bank may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so reasonably requested;

     (c) The Administrative Agent shall have received from the Borrower for the account of each of the Banks a duly executed fee letter agreement with respect to the amendment fee payable to each such Bank (the "Amendment Fee") and the increase fee (the "Increase Fee") payable to each such Bank.

     (d) The Administrative Agent shall have received a duly executed Master Assignment and Assumption Agreement dated as of the date hereof.

     7. Condition Subsequent. On or prior to the date that the Borrower provides a Request for Advance with respect to the Cencom Acquisition, the Administrative Agent shall have received from the Borrower a certificate certifying that not less than $3,000,000 of additional cash equity has been received by the Borrower.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     9. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

     10. Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     11. No Other Amendment or Waiver. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver by the Administrative Agent, the other Agents or the Banks under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Administrative Agent, the other Agents and the Banks expressly reserve the right to require strict compliance in all other respects (whether or not in connection with any Requests for Advance). Except as set forth herein, the amendments agreed to herein shall not constitute a modification of the Loan Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent, the other Agents and the Banks, or any of them, at variance with the Loan Agreement or any of the other Loan Documents, such as to require further notice by the Administrative Agent, the other Agents, the Banks, the Majority Banks, or any of them, to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future.

     12. Loan Documents. This document shall be deemed to be a Loan Document for all purposes.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:              CHARTER COMMUNICATIONS, L.P., a Delaware limited
                       partnership

                       By: Its General Partner

                       CCP ONE, INC. (formerly known as LEB Communications,
                       Inc.), a Delaware corporation


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



ADMINISTRATIVE AGENT:  TORONTO DOMINION (TEXAS), INC., as
                       Administrative Agent


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



CO-AGENTS, DOCUMENTATION
AGENT and BANKS:
                       TORONTO DOMINION (TEXAS), INC., as a Co-Agent and as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------

                       CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent, a Co-Agent and as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



                       PNC BANK, NATIONAL ASSOCIATION, as a Co-Agent and as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



                       UNION BANK OF CALIFORNIA, N.A. (formerly, Union Bank), as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



                       BANQUE PARIBAS, as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------

                       ABN AMRO BANK N.V., as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



                       FLEET BANK, N.A., as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------



                       THE LONG-TERM CREDIT BANK OF JAPAN, LTD., as a Bank


                       By:
                          ------------------------------------------------------
                          Its:
                              --------------------------------------------------